Exhibit 10.3
AMENDMENT NO. 1
TO THE
ZENTALIS PHARMACEUTICALS, INC. 2020 INCENTIVE AWARD PLAN

    THIS AMENDMENT NO. 1 TO THE ZENTALIS PHARMACEUTICALS, INC. 2020 INCENTIVE AWARD PLAN (this “Amendment”), effective as of January 1, 2021, is made and adopted by ZENTALIS PHARMACEUTICALS, INC., a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan (as defined below).
RECITALS
    WHEREAS, the Company has adopted the Zentalis Pharmaceuticals, Inc. 2020 Incentive Award Plan (the “Plan”);
    WHEREAS, the Company desires to amend the Plan as set forth below;
    WHEREAS, pursuant to Section 10.4 of the Plan, the Plan may be amended by the Board of Directors of the Company; and
    WHEREAS, the Board of Directors of the Company has approved this Amendment.
    NOW, THEREFORE, in consideration of the foregoing, the Company hereby amends the Plan as follows:
1.Section 4.5 of the Plan is hereby amended to read as follows:
“Non-Employee Director Compensation. Notwithstanding any provision to the contrary in the Plan, the Administrator may establish compensation for non-employee Directors from time to time, subject to the limitations in the Plan. The Administrator will from time to time determine the terms, conditions and amounts of all such non-employee Director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, provided that, commencing with calendar year 2021, the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a non-employee Director as compensation for services as a non-employee Director during any calendar year of the Company may not exceed $1,500,000 (increased to $2,000,000 in the calendar year of a non-employee Director’s initial service as a non-employee Director or any calendar year in which a non-employee Director serves as Chairman of the Board or lead independent director for any portion of such year), which limits shall not apply to the compensation for any non-employee Director of the Company who serves in any capacity in addition to that of a non-employee Director for which he or she receives additional compensation or any compensation paid to any non-employee Director prior to calendar year 2021. The Administrator may make exceptions to these limits for individual non-employee Directors in such circumstances as the Administrator may determine in its discretion are appropriate.”
2.    This Amendment shall be and is hereby incorporated in and forms a part of the Plan. All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein. The Plan, as amended by this Amendment, is hereby ratified and confirmed.

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    I hereby certify that the foregoing Amendment was duly adopted by the Board of Directors of Zentalis Pharmaceuticals, Inc.

By:     /s/Alexis Pinto
Name: Alexis Pinto
Title:     Secretary

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